UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2015 (January 8, 2015)

Alnylam Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36407	77-0602661
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Third Street, Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 551-8200

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 8, 2015, Alnylam Pharmaceuticals, Inc. (the “Company”) and Isis Pharmaceuticals, Inc. (“Isis”) entered into a Second Amended and Restated Strategic Collaboration and License Agreement (the “2015 Agreement”). The 2015 Agreement provides for certain new exclusive target cross-licenses of intellectual property on four disease targets, providing each company with exclusive RNA therapeutic license rights for two programs, and extends the parties’ existing non-exclusive technology cross-license, which was originally entered into 2004 and amended and restated in 2009, through April 2019.

Pursuant to the 2015 Agreement, Isis granted to the Company an exclusive, low single-digit royalty-bearing license to its chemistry, motif, mechanism and target-specific intellectual property for oligonucleotide therapeutics against two targets: antithrombin and aminolevulinic acid synthase-1. In exchange, the Company granted to Isis an exclusive, low single-digit royalty-bearing license to its chemistry, motif, mechanism and target-specific intellectual property for oligonucleotide therapeutics against two targets: Factor XI and apolipoprotein (a).

In addition, under the 2015 Agreement, the parties agreed to extend their existing non-exclusive technology cross-license through April 2019. Specifically, Isis granted the Company a low single-digit royalty-bearing, non-exclusive license to new platform technology arising from May 2014 through April 2019 for double-stranded RNA interference (“RNAi”) therapeutics. In turn, the Company granted Isis a low single-digit royalty-bearing, non-exclusive license to new platform technology arising from May 2014 through April 2019 for single-stranded antisense therapeutics. This broad, non-exclusive cross-license includes chemistry, motif and mechanism patents, but excludes patent claims on formulations, manufacturing and specific targets.

The 2015 Agreement generally ends upon the expiration of the last-to-expire patent licensed thereunder, whether such patent is a patent licensed by the Company to Isis, or vice versa. Either party may terminate the 2015 Agreement on 90 days’ prior written notice if the other party materially breaches the agreement and fails to cure the breach within the 90-day notice period and no substantial steps have otherwise been taken to cure the breach, provided, however, that neither party may terminate licenses granted to the other party to the extent necessary to develop or sell products that have at least reached investigational new drug-enabling studies (except for a party’s uncured failure of its payment obligations). Either party may also terminate the agreement in the event the other party undergoes specified bankruptcy events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.

Date: January 14, 2015	By:	/s/ Michael P. Mason
Michael P. Mason Vice President, Finance and Treasurer